UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2015 (September 30, 2015)

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FONA, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-54129	41-1683548
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1026 Anaconda Drive, Castle Rock, Colorado 80108

(Address of Principal Executive Office) (Zip Code)

(720) 900-8666

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

All references in this Current Report on Form 8-K to “Fona” refer to Fona, Inc., a Nevada corporation; all references to “Evolutionary Genomics” refer to Evolutionary Genomics, Inc., a Delaware corporation; all references to “EG I” refer to EG I, LLC, a Colorado limited liability company; all references to the “merger agreement” refer to the merger agreement, dated as of June 6, 2014, as amended and restated on March 2, 2015 by and among  Fona, Evolutionary Genomics, EG I, Fona Merger Sub, Inc., a wholly-owned subsidiary of Fona, and Fona Merger Sub, LLC, a wholly-owned subsidiary of Fona.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Stockholders, on September 30, 2015, Fona’s stockholders elected Steve B. Warnecke, Virginia Orndorff and Mark Boggess PhD, to serve as directors on Fona’s board from the date the mergers described in the merger agreement are consummated until the next annual meeting of the Fona stockholders or until their successors are elected and qualify, which election shall be subject to the closing of the Mergers.

Steve B. Warnecke, 58

Steve Warnecke was appointed Chief Financial Officer, Treasurer, Secretary and member of the board of directors of Fona on June 6, 2014. Mr. Warnecke has served as a member of the board of directors of Evolutionary Genomics since September 2010 and was appointed as Chief Executive Officer in November 2010. Mr. Warnecke has served part-time roles as Chairman of the Board of Directors and Chief Financial Officer for VetDC, Inc. since November 2012 and Senior Vice President of Children’s Hospital Colorado Foundation and Chairman of Children’s Partners Foundation (supporting Children’s Hospitals and cystic fibrosis research) since November 2011. He has also been a member of the Board of Directors of CereScan since October 2014 and Bone Biologics, Inc. since November 2014. Previously, Mr. Warnecke served as Lead Independent Director and Audit Committee Chair for Evolving Systems, Inc. (NASDAQ: EVOL, an international telecom software company) from 2003 to January 2011, as Chief Financial Officer of Targeted Medical Pharma, Inc. from January 2011 to May 2011, as Chief Financial Officer and member of the Board of Directors for Bacterin International, Inc. (NASDAQ: BONE), a biologics and medical device company from 2008 to 2010, Chief Financial Officer for The Children’s Hospital Foundation from 2003 to 2008, member of the Board of Directors of Emmaus Life Sciences, Inc. in 2011, member of the Board of Directors of Boppy Company from 2005 to 2008, Senior Vice-President of Strategic Planning for First Data/Western Union (NYSE: FDC) from 2001 to 2002 and Chief Financial Officer for Frontier Airlines (former NASDAQ company acquired by Republic Airways) from 1999 to 2001. Mr. Warnecke graduated from the University of Iowa with a BBA in Accounting, Finance and Management and passed the Certified Public Accountant exam in 1979. The Fona board believes Mr. Warnecke is well qualified to serve on the Fona board due to his extensive background and experience at both the operational and board levels in multiple private and public companies.

Virginia Orndorff, 64

Ms. Orndorff was appointed as a director of the Company on October 1, 2014. She has served as a member of the Evolutionary Genomics board of directors since 2000. From February 2015 to the present, Ms. Orndorff was appointed has served as Executive Director, Chief Executive Officer and Director of the Colorado Institute for Drug, Device and Diagnostic Development. Since February 2012 Ms. Orndorff has served as Chief Executive Officer of SixOne Solutions, LLC, an early-stage oncology company. She has served also currently serves on Colorado’s State Board of Pharmacy since March 2012. She served as Chief Executive Officer and President of Evolutionary Genomics from 2000 to November 2010. From 1997 to 2000, Ms. Orndorff served as Vice President then President and Chief Executive Officer of GenoPlex, Inc. of Denver and served as Director of Technology/Business Development of NeXstar Pharmaceuticals, Inc. of Boulder, Colorado, from 1993 to 1997. From 1989 to 1993 she served as the Director of Biotechnology Programs for the Colorado Advanced Technology Institute in Denver. Ms. Orndorff was employed by the Georgia Institute of Technology as Manager of a biotechnology start-up incubator (the Health Science Technology Center) from 1987 to 1989; prior to that for eight years by Genex Corporation of Gaithersburg, Maryland, first as a Laboratory Supervisor then as Manager of Technology Assessment. From 1975 to 1979, Ms. Orndorff had served as a Microbiologist at Stanford Research Institute. She received a BA in Biology from the University of California at Santa Cruz, an MA in Microbiology from California State University at San Jose, and an MBA from Loyola College (where she graduated second in her class). The Fona board believes Ms. Orndorff is well qualified to serve on the Fona board due to her scientific background as well as her experience at both the operational and board levels in several companies.

Mark Boggess, Ph.D., 54

Dr. Mark Boggess was appointed as a director of the Company on October 1, 2014. He has served as a director of Evolutionary Genomics since 2009. Dr. Boggess has a diverse background in the animal sciences and animal industries. Born and raised on a typical Iowa farm, he served as a swine and beef cattle extension specialist with the University of Idaho in Twin Falls from 1990 to 1994 he was responsible for all swine extension and educational programming and served as the animal breeding resource specialist for the University beef extension team. From 1994 to 2004, Dr. Boggess served as President of Salmon Creek Farms, LLC where was responsible for development of the Salmon Creek Farms Natural Pork program and branded product line, at Independent Meat Company in Twin Falls, ID. From 2004 to 2009, Dr. Boggess assumed the position of Director of Animal Science for the National Pork Board where he was responsible for program direction and industry funding coordination for research in pork quality; nutritional efficiency; sow lifetime productivity; genomics-genetics; alternatives to antimicrobials; production-management systems and bio-technology. Dr. Boggess also served as the National Pork Board liaison for animal science to producers, academia, media, regulators and the National Pork Producers Council and directed numerous pork industry based advisory groups. From 2009 to 2014, Dr. Boggess served as the National Program Leader for Food Animal Production and the National Program Leader for Pasture, Forage and Rangeland Systems for the USDA Agriculture Research Service in Beltsville, Maryland. In this role, Dr. Boggess directed ARS research for diverse programs in genetics and genomics, nutrition, reproductive physiology, animal welfare and meat quality. Dr. Boggess also directed research to improve pasture and rangeland management practices and land-use strategies, improve and restore the ecology of western rangelands and improve the capacity and efficiency of forage based food animal production systems. Currently, Dr. Boggess serves as the Director of the U.S. Dairy Forage Research Center in Madison, WI. The USDFRC is unique in the world in that research programs are fully integrated and include research and expertise in soil science/ecology, forage breeding and management, forage handling and environmental engineering, animal nutrition, animal genetics/genomics, nutrient cycling/waste management, and dairy systems sustainability and management. In this role Dr. Boggess manages and directs the research programs for 21 scientists and approximately 75 support staff. The USDFRC includes two research farms in rural Wisconsin as well as offices and laboratories on the campus of the University of Wisconsin. Dr. Boggess attended Iowa State University receiving a BS degree in Animal Science in 1983. After receiving an MS degree from Cornell University with a major in Animal Breeding in 1985, Dr. Boggess returned to Iowa State University, receiving his PhD in 1990, also in Animal Breeding. The Fona board believes Dr. Boggess is well qualified to serve on the Fona board due to his extensive operational and management background in the animal sciences and animal industries.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On September 30, 2015, the Company held an annual meeting of its stockholders (the “Annual Meeting”) for the following purposes:

(1)

To elect three (3) director nominees, Steve B. Warnecke, Virginia Orndorff and Mark Boggess, to the Fona board of directors to serve from the date the Mergers are consummated until the next annual meeting of the Fona stockholders or until their successors are elected and qualify;

(2)

To amend the provision of Fona’s Articles of Incorporation that addresses transactions with interested directors or officers;

(3)

To approve a one-for-60.8826484 reverse stock split of Fona’s issued and outstanding common stock;

(4)

To amend Fona’s Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793;

(5)

To consider and vote upon an amendment to Article I of its Articles of Incorporation to change the name from “Fona, Inc.” to “EG Holdings, Inc.” or such name as may be determined by the Board in its sole discretion;

(6)

To approve the 2015 Equity Incentive Plan;

(7)

To conduct a non-binding advisory vote on 2015 executive compensation;

(8)

To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation; and

(9)

To vote on such other business as may properly be brought before the meeting or any adjournment thereof.

(collectively, the “Proposals”).

 There were 7,894,111 shares of common stock of Fona issued and outstanding on September 4, 2015, the record date for the Annual Meeting. At the Annual Meeting there were 6,840,163 shares voted by proxy or in person.

Proposal to Elect Directors: The election of each director required the affirmative vote of a plurality of the votes cast at the election and entitled to vote.

Proposal to Authorize the Proposed Charter Amendments: The approval of each charter amendment required the affirmative vote of the stockholders holding at least a majority of the voting power.

Proposal to Approve the 2015 Equity Incentive Plan: The approval of the proposal to adopt the 2015 Equity Plan required the affirmative vote of a majority of the shares voted in person or represented by proxy at the meeting.

Proposal to Approve the Reverse Stock Split: The approval of the reverse stock split pursuant to the merger agreement requires the affirmative vote of a majority of the Fona shares outstanding.

Proposal for a Non-Binding Advisory Vote on Executive Compensation: The non-binding advisory vote on executive compensation required the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote.

Proposal to Approve the Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation: The vote of a majority of the votes cast, in person or by proxy, at the annual meeting. The frequency that receives the most votes shall determine the frequency of the advisory vote on equity compensation.

Fona’s stockholders approved the election of three (3) director nominees to the Fona board of directors to serve from the date the Mergers are consummated until the next annual meeting of the Fona stockholders or until their successors are elected and qualify.

Director:  Steve B. Warnecke

Votes in Favor	Votes Withheld
5,953,223	1,940,888

Director:  Virginia Orndorff

Votes in Favor	Votes Withheld
5,953,223	1,940,888

Director:  Mark Boggess

Votes in Favor	Votes Withheld
5,956,223	1,937,888

Fona’s stockholders approved the amendment to the provision of Fona’s Articles of Incorporation that addresses transactions with interested directors or officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
5,941,223	34,175	1,503,918	414,795

Fona’s stockholders approved a one-for-60.8826484 reverse stock split of Fona’s issued and outstanding common stock.

Votes For	Votes Against	Abstentions	Broker Non-votes
6,185,339	26,675	1,503,918	178,179

Fona’s stockholders approved an amendment to Fona’s Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793.

Votes For	Votes Against	Abstentions	Broker Non-votes
5,948,723	24,175	1,506,418	414,795

Fona’s stockholders approved an amendment to Article I of its Articles of Incorporation to change the name from “Fona, Inc.” to “EG Holdings, Inc.” or such name as may be determined by the Board in its sole discretion.

Votes For	Votes Against	Abstentions	Broker Non-votes
6,190,839	21,175	1,503,918	178,179

Fona’s stockholders approved the 2015 Equity Incentive Plan.

Votes For	Votes Against	Abstentions
5,941,223	34,175	1,918,713

Fona’s stockholders approved the compensation paid to Fona’s named executive officers for the fiscal years ended December 31, 2013 and 2014, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion.

Votes For	Votes Against	Abstentions
5,944,223	31,175	1,918,713

Fona’s stockholders approved the preferred frequency of an advisory vote on the executive compensation of Fona’s named executive officers as set forth in Fona’s Proxy Statement for the 2015 Annual Meeting of Stockholders should be every three year(s).

Votes for one year	Votes for two years	Votes for three years	Abstentions
34,175	0	5,941,223	1,918,713

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FONA, INC.

Dated: September 30, 2015	By:	/s/ Steve B. Warnecke
	Name:	Steve B. Warnecke
	Title:	Chairman of the Board, President and Chief Executive Officer